                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)


Filed by the registrant [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement                [ ] Confidential: for Use of the
[x] Definitive proxy statement                     Commission Only (as permitted
[ ] Definitive additional materials                by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to Rule
    14a-11(c) or Rule 14a-12


                         Genzyme Transgenics Corporation
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement; if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transactions applies:

------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

         (5) Total fee paid:

------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

------------------------------------------------------------------------------

         (1) Amount Previously Paid:

------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

         (3) Filing Party:

------------------------------------------------------------------------------

         (4) Date Filed:
------------------------------------------------------------------------------

__________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                         GENZYME TRANSGENICS CORPORATION

               Five Mountain Road, Framingham, Massachusetts 01701
                                 (508) 620-9700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         The annual meeting of the stockholders of Genzyme Transgenics Corporation, a Massachusetts corporation, will be held at The First National Bank of Boston, 100 Federal Street, Second Floor, Boston, Massachusetts, at 12:00 p.m. on Wednesday, May 27, 1998 for the following purposes:

         1.       To elect three directors of the Company.

         2. To vote on a proposed amendment to the Company's 1993 Equity Incentive Plan to increase the number of shares of Common Stock covered by the plan by 500,000 shares.

         3. To vote on a proposed amendment to the Company's 1993 Director Stock Option Plan to increase the number of shares of Common Stock covered by the plan by 100,000 shares.

         4. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 1, 1998 will be entitled to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                           By order of the Board of Directors,

                                           Lynnette C. Fallon
                                           Clerk

Dated:   April 23, 1998

                         GENZYME TRANSGENICS CORPORATION

               Five Mountain Road, Framingham, Massachusetts 01701
                            Telephone (508) 620-9700

                               -------------------

                                 Proxy Statement

                               -------------------


                               GENERAL INFORMATION


         The enclosed proxy is solicited on behalf of the Board of Directors of Genzyme Transgenics Corporation (the "Company") for use at the annual meeting of stockholders to be held on Wednesday, May 27, 1998, and at any adjournments thereof.

         The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders.

         On April 1, 1998, the Company had outstanding 17,603,138 shares of common stock, $.01 par value (the "Common Stock"), which is its only outstanding class of voting stock. Only stockholders of record at the close of business on April 1, 1998 will be entitled to vote at the meeting. A majority in interest of all stock issued, outstanding and entitled to vote at the meeting, represented at the meeting, in person or by proxy, constitutes a quorum for the transaction of business.

         The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 23, 1998.


Dated:   April 23, 1998

                                 SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock and the General Division Common Stock ("General Division Stock"), the Tissue Repair Division Common Stock ("TR Stock") and the Genzyme Molecular Oncology Common Stock ("GMO Stock") of Genzyme Corporation ("Genzyme"), as of April 1, 1998 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the Chief Executive Officer and the three named executive officers, other than the Chief Executive Officer, of the Company, (iii) each director of the Company, and (iv) all current executive officers and directors of the Company as a group:


                                                          Shares of Common Stock
                                                          Beneficially Owned (1)
                                                        ----------------------------
         Beneficial Owner                                 Shares         Percent
         ----------------                               ------------     -------
Henri A. Termeer......................................  7,595,865 (2)      43.2%
c/o Genzyme Corporation
One Kendall Square, Cambridge, MA 02139

Genzyme Corporation...................................  7,573,365 (3)      43.0%
One Kendall Square, Cambridge, MA 02139

James A. Geraghty.....................................    168,816 (4)       1.0%

Harry M. Meade........................................     81,299 (5)        *

Robert W. Baldridge...................................     76,075 (6)        *

Peter H. Glick........................................     73,151 (7)        *

John B. Green.........................................     66,151 (8)        *

Francis J. Bullock....................................     15,000 (9)        *

Henry E. Blair........................................    13,000 (10)        *

Alan W. Tuck..........................................    13,000 (11)        *

Alan E. Smith.........................................    12,000 (12)        *

All current executive officers and directors as
    a group (10 persons).............................. 8,114,357 (13)      46.1%

* Indicates less than 1%.

______________________________________

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Except as described with respect to Mr. Termeer, ownership of shares of General Division Stock, TR Stock and GMO Stock set forth in these footnotes represents, with respect to each named person, less than one percent of the outstanding shares of each class of stock.

(2) Includes 13,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998. Also includes 7,573,365 shares beneficially owned by Genzyme, including 145,000 shares subject to a currently exercisable common stock warrant, as to all of which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is President, Chief Executive Officer and Chairman of the Board of Genzyme. Mr. Termeer also beneficially owns 1,022,970 shares, 191,061 shares and 28,622 shares of General Division Stock, TR Stock and GMO Stock, respectively, which figures include options to purchase 938,700 shares, 155,509 shares, and 26,400 shares of General Division Stock, TR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1998. In the aggregate, such ownership represents 1.3% of the outstanding shares of General Division Stock and less than one percent of the outstanding shares of each of TR Stock and GMO Stock.

(3) Includes 145,000 shares subject to a common stock purchase warrant which is currently exercisable.

(4) Includes 146,111 shares subject to stock options currently exercisable or exercisable and within the 60-day period following April 1, 1998. Mr. Geraghty also beneficially owns 14,400 shares and 1,755 shares of General Division Stock and TR Stock, respectively, which consist of options to purchase such shares that are currently exercisable or exercisable within the 60-day period following April 1, 1998.

(5) Includes 77,732 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998. Dr. Meade also beneficially owns 2,400 shares and 1,126 shares of General Division Stock and TR Stock, respectively, which consist of options to purchase such shares that are currently exercisable or exercisable within the 60-day period following April 1, 1998.

(6) Includes 73,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998.

(7) Includes 55,972 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998.

(8) Includes 66,092 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998.

(9) Consists of shares subject to stock options currently exercisable or exercisable within the 60- day period following April 1, 1998.

(10) Includes 12,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998. Mr. Blair also beneficially owns 46,600 shares, 17,670 shares and 2,700 shares of General Division Stock, TR Stock and GMO stock, respectively, which include options to purchase 21,600 shares, 13,586 shares and 2,700 shares of General Division Stock, TR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1998.

(11) Consists of 12,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998 and 1,000 shares as to which Mr. Tuck shares voting and investment power with his wife.

(12) Consists of shares subject to stock options currently exercisable or exercisable within the 60- day period following April 1, 1998. Dr. Smith also beneficially owns 152,595 shares, 32,493 shares and 10,000 shares of General Division Stock, TR Stock and GMO Stock, respectively, which include options to purchase 152,308 shares, 30,847 shares and 10,000 shares of General Division Stock, TR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1998.

(13) Includes 482,907 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1998 and 7,573,365 shares owned by Genzyme, a corporation of which Mr. Termeer and Mr. Blair are directors and of which Mr. Termeer and Dr. Smith are officers. The Company's current directors and executive officers as a group beneficially own an aggregate of 1,238,965 shares, 244,105 shares and 41,322 shares of General Division Stock, TR Stock and GMO Stock, respectively, which figures include options to purchase 1,129,408 shares, 202,823 shares and 39,100 shares of General Division Stock, TR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1998. Such ownership represents 1.6%, 1.2% and 1.1% of the outstanding shares of General Division Stock, TR Stock and GMO Stock, respectively.


                              ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors at seven for the coming year. Pursuant to the Company's Restated Articles of Organization, the Board of Directors of the Company is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders. At the annual meeting of stockholders to be held on May 27, 1998, three directors will be elected to hold office for a term of three years and until their successors are elected and qualified. The Board of Directors' nominees, Robert W. Baldridge, James A. Geraghty and Henri A. Termeer, have consented to serve if elected. However, if any such nominee is unable to serve, proxies will be voted for such other candidate or candidates as may be nominated by the Board of Directors.

         Pursuant to the Company's by-laws, directors must be elected by a plurality of the votes properly cast at the meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes properly cast and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

         The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.


                                                Business Experience During                                      Present
                                                     Past Five Years                           Director           Term
        Name and Age                             and Other Directorships                         Since          Expires
-----------------------                        ---------------------------                     --------         --------
*Robert W. Baldridge            Mr. Baldridge is Vice Chairman of the Board of                   1994             1998
Age:  63                        Directors of the Company.  Mr. Baldridge served as a
                                director of TSI Corporation from November 1990
                                until its acquisition by the Company in October
                                1994, and was Chairman and Chief Executive
                                Officer of TSI from April 1993 to October 1994.
                                Mr. Baldridge has provided consulting services
                                to the Company during the period since October
                                1994 pursuant to a Consulting Agreement and has
                                served as an independent financial and
                                management consultant since June 1988.

*James A. Geraghty              Mr. Geraghty has been the President, Chief Executive             1993             1998
Age:  43                        Officer and a director of the Company since its
                                incorporation in February 1993 and Chairman of
                                the Board since January 1998. Mr. Geraghty
                                announced in November 1997 that upon the
                                engagement of his successor as Chief Executive
                                Officer of the Company, he would resign from
                                such position and accept a position as President
                                of the European Therapeutic Operation of Genzyme
                                Corporation. Mr. Geraghty joined Genzyme in
                                September 1992, where he was a Vice President
                                for Corporate Development and the General
                                Manager of the transgenics business unit until
                                the incorporation of the Company.

*Henri A. Termeer               Mr. Termeer has served as President of Genzyme since             1993             1998
Age:  52                        October 1983, Chief Executive Officer of Genzyme
                                since December 1985 and Chairman of the Board of
                                Genzyme since May 1988.  Mr. Termeer is a director of
                                Abiomed, Inc., AutoImmune Inc., Geltex
                                Pharmaceuticals, Inc. and Diacrin, Inc., as well as a
                                trustee of Hambrecht & Quist Healthcare Investors and
                                Hambrecht & Quist Healthcare Life Sciences Investors.


                                                Business Experience During                                      Present
                                                     Past Five Years                           Director           Term
        Name and Age                             and Other Directorships                         Since          Expires
-----------------------                        ---------------------------                     --------         --------
Henry E. Blair                  Mr. Blair is President, Chief Executive Officer and              1993             1999
Age:  54                        Chairman of the Board of Dyax Corp. ("Dyax"), a
                                privately-held bioseparation, pharmaceutical
                                discovery and development company, and a consultant
                                to several companies, including Genzyme.  Prior to
                                January 1990, Mr. Blair was Senior Vice President,
                                Scientific Affairs of Genzyme.  Before joining
                                Genzyme in 1981, he was Associate Director of the New
                                England Enzyme Center at Tufts University School of
                                Medicine.  Mr. Blair is also a director of Genzyme
                                and Celtrix Pharmaceuticals, Inc.

Francis J. Bullock              Dr. Bullock has been a senior consultant with Arthur             1994             1999
Age:  61                        D. Little, Inc. since September 1993, prior to which
                                he was Senior Vice President, Research
                                Operations, of Schering-Plough Research
                                Institute, a position he held from 1981 until
                                August 1993.

Alan W. Tuck                    Mr. Tuck is Chief Strategic Officer of Organogenesis             1993             1999
Age:  49                        Inc., a tissue engineering firm, and a strategic
                                advisor to Dyax.  From September 1996 until July
                                1997, Mr. Tuck was Executive Vice President and Chief
                                Strategic Officer of Biocode, Inc., a privately-held
                                biotechnology company focused on covert product
                                marking and, from September 1996 until March 1997,
                                was Chief Strategic Officer of Immulogic
                                Pharmaceutical Corporation, a publicly-held
                                biotechnology company focused on diseases of the
                                immune system.  From February 1992 through May 1996,
                                Mr. Tuck was President and Chief Executive Officer of
                                T Cell Sciences, Inc. ("T Cell").  Mr. Tuck joined T
                                Cell after four years as Vice President, Marketing
                                and Business Development of Biogen, Inc.


                                                Business Experience During                                      Present
                                                     Past Five Years                           Director           Term
        Name and Age                             and Other Directorships                         Since          Expires
-----------------------                        ---------------------------                     --------         --------
Alan E. Smith                   Dr. Smith has been the Senior Vice President,                    1993             2000
Age:  52                        Research of Genzyme since August 1989 and its Chief
                                Scientific Officer since September 1996. Prior
                                to joining Genzyme, he was Vice
                                President-Scientific Director of Integrated
                                Genetics, Inc., a biotechnology company, from
                                November 1984 until its acquisition by Genzyme
                                in August 1989. From October 1980 to October
                                1984, Dr. Smith was head of the Biochemistry
                                Division of the National Institute for Medical
                                Research in London.

--------------------------
* Indicates a nominee for election as director.

         The Board of Directors held five meetings during fiscal year 1997. The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, consisting of Messrs. Baldridge, Blair and Tuck, held three meetings in 1997. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

Director Compensation

         Director Fees. All directors not employed by the Company or Genzyme receive $1,000 for each meeting of the Board of Directors attended in person, $400 for each meeting of the Board of Directors attended by telephone conference call and $400 for each committee meeting attended in person.

         1993 Director Stock Option Plan. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Company's 1993 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, as amended through March 1998, options are automatically granted once a year, at the annual meeting of stockholders of the Company, to Eligible Directors elected or reelected at the meeting. Upon an Eligible Director's first election to the Board, such Eligible Director will receive an option to purchase 5,000 shares of Common Stock for each year of the term of office to which the director is elected (normally 15,000 shares for election to a three-year term of office), which becomes exercisable with respect to 5,000 shares on the grant date and on each annual meeting thereafter until fully exercisable, so long as the optionee is then a director of the Company. An Eligible Director being re-elected at an annual meeting automatically receives an option to purchase 3,000 shares of Common Stock for each year or portion thereof of the term of office to which he or she is elected, which becomes exercisable with respect to 3,000 shares on the date on which the option was granted and on the date of each annual meeting of stockholders thereafter, so long as the optionee is then a director of the Company. The options have a term of ten years and an exercise price, payable in cash or shares of Common Stock, equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported by the Nasdaq National Market System.

         Grant of Stock Options. On May 28, 1997, the Board of Directors voted to grant Mr. Termeer a non-qualified stock option to purchase 3,000 shares of Common Stock. The option became fully exercisable on the date of the grant, has a term of ten years and has an exercise price of $7.375, payable in cash or shares of Common Stock.

         Consulting Agreement. Under the terms of an Employment and Consulting Agreement dated October 1, 1994 among the Company, TSI and Mr. Baldridge, Mr. Baldridge agreed to provide full-time services to the Company for a one-year term that expired on October 1, 1995 and part-time consulting services to the Company and Genzyme during the five-year period thereafter. During the current five-year consulting term, Mr. Baldridge receives a consulting fee equal to $132,000 per year. Pursuant to the Employment and Consulting Agreement, Mr. Baldridge was granted an option to purchase 35,000 shares of Common Stock in October 1994. By its terms, such option became exercisable with respect to 20% of such shares on the date of grant and with respect to an additional 20% in each of October 1995, 1996 and 1997. Such option will become exercisable with respect to the remaining 20% of such shares in October 1998.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers and the bases for Mr. Geraghty's compensation as Chief Executive Officer. The following graph shows the cumulative total shareholder return on the Company's Common Stock over the period from July 9, 1993 (the day the Company's Common Stock began trading publicly) to December 31, 1997, as compared with that of the S&P 500 Composite Index and the Coopers & Lybrand Biotech Index.

                 Comparison of the Cumulative Total Return Among
          Genzyme Transgenics Corporation, the S&P 500 Composite Index
                    and the Coopers & Lybrand Biotech Index*






                                  7/09/93     12/31/93     12/30/94    12/29/95   12/31/96   12/31/97

Genzyme Transgenics Corporation    100           83           25          54         75       123

S&P 500 Composite Index            100          105          106         146        180       240

Coopers & Lybrand Biotech Index    100          122          117         223        256       283


* Assumes $100 invested on July 9, 1993 in Genzyme Transgenics Corporation Common Stock and the S&P 500 Composite Index and on June 30, 1993 in the Coopers & Lybrand Biotech Index, with all dividends, if any, being reinvested.

             Compensation Committee Report on Executive Compensation

         One of the Company's executive officers during 1997, Henri A. Termeer, Chairman of the Board, is an officer of and is compensated by Genzyme. Mr. Termeer resigned as Chairman of the Company effective January 1, 1998. See "Compensation Committee Interlocks and Insider Participation."

         The Compensation Committee of the Board of Directors determines the compensation to be paid to executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also administers the Company's 1993 Equity Incentive Plan (the "Equity Plan"), including the grant of stock options and other awards under the Equity Plan. The Compensation Committee, which held six meetings during 1997, is currently composed of Dr. Bullock (Chairman) and Messrs. Blair and Tuck.

         The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure as compared with other biotechnology and contract research companies and by aligning compensation with the achievement of business objectives and individual and corporate performance. The Company's executive compensation package is composed of three elements: base salary, annual incentive bonuses based on corporate and individual performance, and initial, annual and other periodic grants of stock options under the Equity Plan.

         Base Salary and Bonus Compensation.

         Executive Officers Other than Mr. Geraghty. The 1997 base salary and maximum potential bonus for each of Mr. Glick, Mr. Green and Dr. Meade were fixed by the Committee, based on the executive's prior performance, tenure and responsibility, as well as independent compensation data. The Committee established a target bonus opportunity for each such executive equal to 25% of his base salary. Pursuant to the Company's 1997 Executive Bonus Program, adopted by the Committee in March 1997, the determination of the achievement of 1997 bonuses to executive officers was based one-third on quantitative performance of the Company by reference, in equal part, to both company-wide or, as appropriate, unit-specific revenue and profit before tax, each as compared to budget projections. One third of an executive's target bonus opportunity was determined on the basis of qualitative criteria, as evaluated by the Chief Executive Officer, and the remaining one third on goals criteria, which goals had been previously agreed upon between the executive and the Chief Executive Officer.

     Chief Executive Officer. In light of the Company's analysis of compensation data for comparable executive positions gathered from surveys prepared by independent compensation consultants, the Committee established a 1997 base salary of $234,000 for Mr. Geraghty and a target bonus opportunity of 40% of such base salary. Mr. Geraghty's 1997 base salary reflected a significant increase from his 1996 base compensation. This increase resulted from a determination by the Committee that Mr. Geraghty's salary should be at the midpoint of a range of Chief Executive Officer salaries in the comparable companies reviewed by the Committee. In addition, the Committee determined that the 14% increase in his 1997 base salary over his 1996 base salary was merited in part by Mr. Geraghty's 1996 performance.

         Mr. Geraghty's bonus percentage was fixed at the same percentage of base salary as it had been in 1996. Achievement of his target bonus opportunity was based one-third on company-wide revenue and profit before tax, one-third on the Committee's qualitative evaluation of Mr. Geraghty's performance, and one-third on certain goals criteria as previously agreed to between Mr. Geraghty and the Committee. In March 1998, the Committee awarded Mr. Geraghty a bonus of $84,167 under the 1997 Executive Bonus Program, representing approximately 90% of Mr. Geraghty's target bonus opportunity for 1997. The Committee noted Mr. Geraghty's achievement of specific goals, such as the advancement of clinical trials for AT-III and the initiation of new transgenic development programs. Certain other specific goals were not achieved, resulting in Mr. Geraghty's less than target bonus award.

         Stock Options.

         In May 1997, the Committee approved an annual option grant to purchase 50,000 shares of Common Stock to Mr. Geraghty. The decision to do so was made in light of the number and percentage of outstanding stock options currently held by Mr. Geraghty and in light of the size of the annual stock option grants to the other executive officers. The Committee concluded that such a grant, considered with prior grants, was in keeping with ranges for equity compensation for Chief Executive Officers of similar companies. Also in May 1997, the Committee approved annual option grants covering 25,000 shares to each of the Company's other executive officers. The option exercise price for each of these annual option grants is $7.375 per share.

         Compensation Deductibility.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of that limit. Although the Company currently does not expect to have compensation exceeding this one-million-dollar limit, the Equity Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted thereunder to permit such awards to qualify for the exclusion from the limitation on deductibility for performance-based compensation. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                            By the Compensation Committee,

                                            Henry E. Blair
                                            Francis J. Bullock
                                            Alan W. Tuck

         The following tables set forth certain compensation information for the Chief Executive Officer of the Company and the three named executive officers of the Company, other than the Chief Executive Officer, during the fiscal year ended December 28, 1997.

                                          Summary Compensation Table

                                                                        Long-Term
                                                                      Compensation
                                                                         Awards
                                  Annual Compensation                 ------------
                             ----------------------------         Securities Underlying           All Other
Name and Position            Year    Salary        Bonus               Options (#)               Compensation
-----------------------      ----   --------      -------         ---------------------          ---------------
James A. Geraghty            1997   $234,000      $84,167               50,000                      $4,566 (2)
Chief Executive Officer      1996    197,500       79,250               32,103                       4,002 (2)
                             1995    175,000       65,275               60,000                      14,235 (1)

Harry M. Meade               1997   $156,000      $39,500               25,000                      $2,768 (2)
 VP, Transgenics Research    1996    126,000       31,500               12,720                       2,177 (2)
                             1995    120,000       22,038               20,000                         697 (2)

Peter H. Glick               1997   $154,000      $27,762               25,000                      $4,658 (2)
 VP, Marketing and           1996    135,000       25,313               12,720                       4,668 (2)
 Business Development        1995    119,808       20,774               20,000                       3,594 (2)

John B. Green                1997   $150,000      $35,808               25,000                      $3,993 (2)
 VP, Chief Financial         1996    135,000       29,531               12,720                       4,007 (2)
 Officer                     1995    122,635       14,367               25,000                       3,548 (2)


-----------------------------------
(1) The reported amount includes employer contributions of $741 under the Genzyme Transgenics Corporation 401(k) Plan and relocation expenses of $13,494.

(2) The reported amount represents employer contributions under the Genzyme Transgenics Corporation 401(k) Plan.

                        Option Grants In Last Fiscal Year

                                             Individual Grants                   Potential Realizable Value
                      --------------------------------------------------                at Assumed
                        Number      Percent of                                      Annual Rates of Stock
                      Securities   Total Options                                      Price Appreciation
                      Underlying    Granted to     Exercise                           for Option Term (2)
                        Options    Employees in    Price       Expiration       ------------------------------------
       Name           Granted(1)   Fiscal Year     ($/share)      Date            0%($)       5%($)        10%($)
       ----           ----------   -----------     ---------   ----------         -----     ---------   ------------
James A. Geraghty       50,000         7.8%         7.375       5/28/07             0         231,905       587,693

Harry M. Meade          25,000         3.9%         7.375       5/28/07             0         115,952       293,846

Peter H. Glick          25,000         3.9%         7.375       5/28/07             0         115,952       293,846

John B. Green           25,000         3.9%         7.375       5/28/07             0         115,952       293,846

All Stockholders            --           --            --         --                0      81,645,077   206,904,655



(1) The options listed in this column were granted under the Equity Plan on May 28, 1997 and are exercisable with respect to 20% of the underlying shares on the date of grant and an additional 20% of the underlyin shares on each of the next four anniversaries of such date.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which will benefit all stockholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of the Common Stock would have to be approximately 63% and 159% above the respective weighted average exercise or base price shown. The amount shown for all stockholders reflects the potential value to all stockholders if the price of the Common Stock appreciates at such rates over the term of the options, assuming a purchase in 1997 at the total weighted average exercise price of all options described above ($7.375).

               Aggregated Option Exercises In Last Fiscal Year And
                          Fiscal Year-End Option Value


                                                                   Number of Securities         Value of Unexercised
                                                                  Underlying Unexercised      in-the-Money
                                                                        Options at             Options at
                                    Shares                          Fiscal Year-End (#)    Fiscal Year-End ($)
                                  Acquired on           Value          Exercisable/           Exercisable/
     Name                        Exercise (#)       Realized ($)       Unexercisable        Unexercisable (1)
     ----                        ------------       ------------       -------------        -----------------

James A. Geraghty                     0                  0           157,340 / 82,013      647,833 / 289,730

Harry M. Meade                        0                  0            68,288 / 35,432      247,124 / 114,979

Peter H. Glick                        0                  0            47,728 / 40,292      282,210 / 148,750

John B. Green                         0                  0            56,848 / 41,272      298,604 / 155,456



(1) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on December 26, 1997 as reported by the Nasdaq National Market System, which closing price was $10.00.


                                        EXECUTIVE EMPLOYMENT AGREEMENTS

         James A. Geraghty. Under the terms of the Amended and Restated Employment Agreement entered into between Mr. Geraghty and the Company in August 1997, Mr. Geraghty's annual base salary, which has been set at $269,000 for the 1998 calendar year, will be no less than $234,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1998 at 40% of such base salary.

         Peter H. Glick. Under the terms of the Amended and Restated Employment Agreement entered into between Mr. Glick and the Company in September 1997, Mr. Glick's annual base salary, which has been set at $165,000 for the 1998 calendar year, will be no less than $154,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1998 at 25% of such base salary.

         John B. Green. Under the terms of the Amended and Restated Employment Agreement entered into between Mr. Green and the Company in August 1997, Mr. Green's annual base salary, which has been set at $172,400 for the 1998 calendar year, will be no less than $150,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1998 at 25% of such base salary.

         Harry M. Meade. Under the terms of an Employment Agreement between Dr. Meade and the Company, Dr. Meade's annual base salary, which has been set at $172,500 for the 1998 calendar year, will be no less than $126,000 per annum. Under the agreement, he is also eligible to receive bonuses based on individual and Company performance, and the Company's Compensation Committee has established a maximum bonus for 1998 equal to 25% of such base salary.

         Each of the foregoing agreements will remain in effect until terminated in accordance with its terms. In the event that the Company terminates any of the foregoing employees without cause or if any of such employees terminates his agreement upon a "change of control" of the Company, as such term is defined in each of the employment agreements, such employee will immediately be paid the maximum bonus for the year of termination, prorated on the basis of the portion of the year completed, and will continue to receive his then current base salary for a severance period. In the case of Mr. Geraghty, the severance period is two years. In the case of Mr. Green, the severance period in the event of a "change of control" is two years and otherwise is one year. In the case of Mr. Glick, the severance period in the event of a disposition by the Company of all or substantially all of its contract research organization businesses is two years and otherwise is one year. In the case of Dr. Meade, the severance period is one year. If Dr. Meade terminates his agreement upon a change of control, his severance payments will be reduced by income which he derives during such severance period from a subsequent employer. In any case in which the Company must pay severance upon a change of control (plus, in the case of Mr. Glick, a disposition of the contract research organization businesses), outstanding stock options held by the affected employee which are not then exercisable shall immediately become exercisable.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 28, 1997, the Company's Compensation Committee consisted of Dr. Bullock and Messrs. Blair and Tuck.

         Mr. Blair is President, Chief Executive Officer and Chairman of the Board and Mr. Tuck is a strategic advisor to Dyax. The Company and Dyax are parties to an agreement under which Dyax has agreed to develop a purification media for certain of the Company's products. At December 28, 1997, the Company had paid Dyax an aggregate of $30,000 pursuant to such agreement.

         Three members of the Company's Board of Directors serve as directors and/or executive officers of Genzyme; Mr. Termeer is Chairman of the Board, President and Chief Executive Officer, Mr. Blair is a director, and Dr. Smith is an executive officer of Genzyme. In connection with and following the Company's initial public offering in July 1993, the Company entered into various agreements with Genzyme which are summarized below. In 1997, the Company paid Genzyme an aggregate of $8,730,000 million and received an aggregate of $7,011,000 from Genzyme pursuant to the research and development agreement, the services agreement and the lease agreement described below.

         Technology Transfer Agreement. Under the Technology Transfer Agreement dated May 1, 1993, Genzyme transferred substantially all of its transgenic assets and liabilities to GTC, including its ownership interest in SMI Genzyme Ltd., a joint venture between Genzyme and Sumitomo Metal Industries Ltd. (the "Joint Venture"), assigned its relevant contracts and licensed to the Company technology owned or controlled by it and relating to the production of recombinant proteins in the milk of transgenic animals (the "Field") and the purification of proteins produced in that matter. The license is worldwide and royalty-free as to Genzyme, although GTC is obligated to Genzyme's licensors for any royalties due them. As long as Genzyme owns less than 50% of GTC, Genzyme may use the transferred technology, or any other technology it subsequently acquires relating to the Field, without any royalty obligation to the Company, provided Genzyme may not offer transgenic production services to third parties.

         Research & Development Agreement. Pursuant to the Research and Development Agreement (the "R&D Agreement"), Genzyme and GTC agreed, until May 1, 1998, to provide research and development services to each other relating, in the case of GTC, to transgenic production of recombinant proteins and, in the case of Genzyme, to the purification of such proteins. Each company receives payments from the other equal to the performing party's fully allocated cost of such services, which can be no less than 80% of the annual budgets established by the parties under the R&D Agreement, plus, in most cases, a fee equal to 10% of such costs.

         Services Agreement. Under a services agreement between GTC and Genzyme (the "Services Agreement"), GTC pays Genzyme a fixed monthly fee for basic laboratory and administrative support services provided by Genzyme. The monthly fee is adjusted annually, based on the services to be provided and changes in Genzyme's cost of providing the services. The Services Agreement is self-renewing annually and may be terminated upon 90 days notice by either party to the other party.

         Lease. GTC leases a portion of Genzyme's facilities in Framingham, Massachusetts (the "Lease"). GTC paid Genzyme $280,000 under the Lease in 1997.

         The Company and Genzyme have also entered into the following agreements.

         AT-III Development Funding. In December 1997, the Company and Genzyme established a limited liability company as a vehicle to continue their joint development and commercialization of transgenic AT-III. Under the terms of a collaboration agreement, Genzyme will provide 70 percent and the Company will fund the other 30 percent of the first $33 million in development costs. The companies will split equally the costs thereafter. Both companies will also split equally profits from product sales.

         Convertible Debt Agreement. Under the Amended and Restated Convertible Debt Agreement dated September 4, 1997 (the "Convertible Debt Agreement"), Genzyme has agreed to provide to the Company a revolving line of credit in the amount of $8.3 million, which expires on March 31, 2000 and has an option, at that date, for the Company to convert the outstanding balance to a three-year term loan. As of December 28, 1997, there was $6,000,000 outstanding on the line of credit.

         Credit Line Guaranty, Term Loan Guaranty and Lien. The Company obtained a credit line in July 1995 and a term loan in December 1995 with a commercial bank, each secured by Genzyme's guaranty of the Company's obligations thereunder (up to $9.8 million at December 28, 1997). The Company has agreed to reimburse Genzyme for any liability Genzyme may incur under such guaranty and has granted Genzyme a first lien on all of the Company's assets to secure such obligation.

                PROPOSAL TO AMEND THE 1993 EQUITY INCENTIVE PLAN

General

         The Equity Plan was adopted by the Board of Directors in May 1993 and approved by Genzyme as the sole stockholder of the Company in June 1993. The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock and stock units ("Awards") to employees and consultants of the Company and its affiliates ("Eligible Persons").

         Currently, Awards may be made under the Equity Plan for up to a total of 2,515,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes. In addition, options to purchase an aggregate of 224,350 shares of Common Stock (the "Assumed Options") were granted as a result of the Company's assumption of outstanding options to purchase shares of Common Stock of TSI Corporation ("TSI") in connection with the October 1994 acquisition of TSI by the Company. Options may be granted under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award under the Equity Plan.

         As of April 1, 1998, 575 employees were eligible to participate in the Equity Plan and options to purchase an aggregate of 2,520,468 shares of Common Stock had been granted, excluding the Assumed Options. Of these options, options to purchase 351,926 shares had been cancelled, options to purchase 292,741 had been exercised and options to purchase an aggregate of 1,875,801 shares remained outstanding, leaving only 346,458 shares available for new Awards under the Equity Plan. No stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards have been granted under the Equity Plan. The closing price of the Company's Common Stock on April 1, 1998, as reported by the Nasdaq National Market System, was $11.9375.

Administration and Eligibility

         Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Equity Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Equity Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Awards under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. However, the exercise price of any stock option granted under the Equity Plan may not be less than the fair market value of the Common Stock on the date of grant.

         The Compensation Committee has adopted guidelines for the number of annual and new hire options awarded to employees of the Company, other than employees who are subject to Section 16 of the Exchange Act. These guidelines are based on the salary grade of the employee and provide for the grant of incentive stock options at fair market value on the date of grant. The Compensation Committee has delegated to the President the power to make awards under the Equity Plan, in amounts consistent with the guidelines, to employees that are not subject to Section 16 of the Exchange Act. The guidelines may be changed by the Compensation Committee at any time.

Proposed Amendment to the 1993 Equity Incentive Plan

         The Board of Directors has voted, subject to approval of the stockholders, to increase the number of shares of Common Stock that may be subject to Awards under the Equity Plan by 500,000 shares (the "Additional Shares") to an aggregate of 3,015,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Persons in the future.

Federal Income Tax Consequences Relating to Stock Options

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan.

         If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee both within two years from the date of grant and within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as mid-term or long-term capital gain and any loss sustained will be a mid-term or long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either the two-year or the one-year holding period described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term, mid-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by the Company.

Vote Required

         The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the amendment to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



              PROPOSAL TO AMEND THE 1993 DIRECTOR STOCK OPTION PLAN

General

         The purpose of the Director Plan is to attract and retain qualified persons, who are not also officers or employees of the Company, to serve as directors of the Company and to encourage stock ownership in the Company by such directors so as to provide additional incentives to promote the Company's success. The Director Plan currently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 100,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to Eligible Directors as defined below. As of April 1, 1998, options to purchase an aggregate of 66,000 shares of Common Stock have been granted under the Director Plan, of which options to purchase 8,000 shares have been cancelled, leaving 58,000 shares available for future grants.

         All non-employee directors of the Company ("Eligible Directors") are eligible to participate in the Director Plan. Currently, five of the Company's seven directors are eligible to participate in the Director Plan.

         In March 1998, the Board of Directors approved an increase in the size of each grant under the Director Plan from 2,000 shares for each year in the term to which a director is elected to 5,000 shares for each such year. The increase reflects the Board's determination that the grant size was below the average size of grants under director option plans implemented by comparable companies. As a result of the increased grant size, the Board anticipated a need to increase the number of shares reserved for issuance under the Director Plan. For a description of the Director Plan, see "Election of Directors-Director Compensation."

Proposed Amendment to the 1993 Director Stock Option Plan



         The Board of Directors has voted, subject to approval of the stockholders, to increase the number of shares of Common Stock that may be subject to grants under the Director Plan by 100,000 shares to an aggregate of 200,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Directors in the future.

Federal Income Tax Consequences Relating to Director Plan Options

         Options granted under the Director Plan are nonstatutory stock options. No income is realized by the director at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the director in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by the Company.

Vote Required

         The affirmative vote of the holders of a majority in interest of the Common Stock present, or represented by proxy, and entitled to vote at the meeting is required to approve the proposed amendment to the Director Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL


                              CERTAIN TRANSACTIONS

         Messrs. Blair, Termeer and Tuck and Dr. Smith are directors and/or executive officers of Dyax and/or Genzyme. The Company is involved in various financial and business transactions with Dyax and Genzyme. See "Compensation Committee Interlocks and Insider Participation." In addition, Evan M. Lebson, who served as an officer of the Company until his resignation as Vice President and Treasurer in August 1997, is an officer of Genzyme, and both he and Mr. Termeer were compensated by Genzyme, although the Company reimbursed Genzyme for a part of Mr. Lebson's cash compensation under the Services Agreement between the Company and Genzyme. See "Compensation Committee Interlocks and Insider Participation -- Services Agreement."

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

       To the Company's knowledge, based solely on its review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 28, 1997, all
Section 16(a) filing requirements applicable to ten percent stockholders known to the Company were complied with and all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that five reports of six transactions by Mr. Green and two reports of two transactions by Dr. Meade were filed late.


                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

       The firm of Coopers & Lybrand L.L.P., independent accountants, examined the Company's financial statements for the year ended December 28, 1997. The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the Company's auditors for its fiscal year ending January 3, 1999. Representatives of Coopers & Lybrand L.L.P. are expected to attend the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

       In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1999 annual meeting of stockholders, it must be received by the Company at Five Mountain Road, Framingham, Massachusetts 01701, Attention: John B. Green, no later than December 24, 1998.


       ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

       The by-laws of the Company provide that, in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Chairman of the Board, President, Treasurer or Clerk of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee, and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date other than the third Thursday in May and notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

       The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company, in person or by telephone.

                                 OTHER MATTERS

       The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 27, 1998

                           GENZYME TRANSGENICS CORPORATION

     The undersigned stockholder of Genzyme Transgenics Corporation (the "Company") hereby appoints James A. Geraghty, John B. Green and Lynnette C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 27, 1998, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                        PLEASE SIGN AND MAIL THIS PROXY TODAY

                    (Continued and to be signed on reverse side.)

Mark here for
Address Change      / /
and Note on
Reverse

                           Please date, sign and mail your
                         proxy card back as soon as possible!

                            Annual Meeting of Stockholders
                           GENZYME TRANSGENICS CORPORATION

                                     May 27, 1998


A / X / Please mark your
        votes as in this example

                               WITHHELD
                 FOR             from
              all nominees    all nominees

1. Proposal to      /  /          /  /          Nominees: Robert W. Baldridge
   elect                                                  James A. Geraghty
   directors.                                             Henri A. Termeer


(INSTRUCTIONS: To withhold authority to vote for any person, strike a line through the nominee's name.)

                                    FOR    AGAINST   ABSTAIN
2.   Proposal to amend the 1993
     Equity Incentive Plan to       /  /     /  /      /  /
     increase the number of
     shares covered by the plan.

3.   Proposal to amend the 1993
     Director Stock Option Plan     /  /     /  /      /  /
     to increase the number of
     shares covered by the plan.


-----------------   ---------  ---------------------------     --------------
SIGNATURE           DATE:      SIGNATURE (IF HELD JOINTLY)          DATE:

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.